EXHIBIT 21 - SUBSIDIARY OF REGISTRANT

                            SUBSIDIARY OF REGISTRANT

                     THE FIRST NATIONAL BANK OF LONG ISLAND
                                10 GLEN HEAD ROAD
                               GLEN HEAD, NY 11545




                                       98